UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

BRC Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 6.875% Series A Cumulative Perpetual Preferred Share)	RILYP	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 7.375% Series B Cumulative Perpetual Preferred Stock)	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2026 annual meeting of stockholders (the “Annual Meeting”) of BRC Group Holdings, Inc. (the “Company”) was held on May 19, 2026. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting.

1.	Election of Directors:

Nominee for Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
(01) Bryant R. Riley	12,170,263	327,211	34,173	9,505,241
(02) Thomas J. Kelleher	12,141,839	357,102	32,707	9,505,240
(03) Robert L. Antin	11,577,747	924,317	29,583	9,505,241
(04) Tammy Brandt	12,142,501	362,595	26,551	9,505,241
(05) Renee E. LaBran	11,465,094	1,039,801	26,753	9,505,240
(06) Randall E. Paulson	11,527,298	974,766	29,584	9,505,240
(07) Mimi K. Walters	11,704,630	798,188	28,828	9,505,242

2.	Ratification of the selection of BDO USA, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Abstentions
21,730,428	287,352	19,108

3.	Vote to approve, on an advisory basis, the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,707,112	1,742,371	82,159	9,505,246

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRC Group Holdings, Inc.

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Co-Chief Executive Officer

Date: May 26, 2026

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